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                                                                    Exhibit 23.1




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8's) pertaining to the 1984 Stock Option Plan (No. 2-98841, Post-Effective Amendment No. 1, dated November 23, 1988), the Employee Savings Plan (No. 33-32103, dated December 7, 1989 and No. 33-49466, dated July 9,
1992), Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors Stock Compensation Plan (No. 33-84032, dated September 13, 1994), and the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon and Pfaudler (No. 33-61893, dated August 17,
1995) of our report dated October 3, 1995, except for subsequent event note, as to which the date is October 24, 1995 with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended August 31, 1995.


November 22, 1995                                     /s/Ernst & Young LLP
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                                                      Ernst & Young LLP